UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2004
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CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)

(Registrant’s telephone number, including area code) (301) 841-2700

Item 5. Other Events and Required FD Disclosure

      On March 17, 2004, the board of directors of CapitalSource Inc. (the “Company”) appointed Sara L. Grootwassink to serve as a member of the board, effective April 1, 2004. Ms. Grootwassink currently serves as the Chief Financial Officer of Washington Real Estate Investment Trust (NYSE: WRE), a position to which she was promoted in May 2002. Ms. Grootwassink joined Washington Real Estate Investment Trust in December 2001 as Managing Director, Finance and Capital Markets. From 1999 through 2001, Ms. Grootwassink served as Vice President, Finance and Investor Relations at Corporate Office Properties Trust (NYSE: OFC) and, from 1998 through 1999, as Equity Analyst at Johnston, Lemon & Co. Previously, Ms. Grootwassink served as Vice President Commercial Real Estate at Riggs Bank, N.A.(NASDAQ:RIGS) from 1996 through 1998. Ms. Grootwassink is a past member of NAREIT’s Investor Advisory Council and serves on the editorial advisory board of Real Estate Portfolio magazine.

      The board determined that Ms. Grootwassink, a CPA and CFA, qualified as an “independent” director under the rules of the SEC and The New York Stock Exchange. She will serve on the audit committee of the Company’s board of directors upon assuming her position on the board.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 18, 2004	/s/ Steven A. Museles

Steven A. Museles Chief Legal Officer